EXHIBIT 99.1

Upland Software Reports Record Quarterly and Full Year 2017 Financial Results with 44% Revenue Growth in Fourth Quarter and Provides Strong First Quarter 2018 Guidance Range with 45% Revenue Growth at the Midpoint
AUSTIN, Texas, March 8, 2018 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced financial and operating results for the fourth quarter and full year of 2017 and provided guidance for its first quarter and full year of 2018.
Fourth Quarter 2017 Financial Highlights

•	Total revenue was $27.8 million, an increase of 44% from $19.4 million in the fourth quarter of 2016.

•	Subscription and support revenue was $24.8 million, an increase of 45% from $17.1 million in the fourth quarter of 2016.

•
GAAP net loss was $3.8 million, an increase of 92% from $2.0 million, in the fourth quarter of 2016, principally as a result of one-time expenses related to the accretive acquisition of Qvidian in the fourth quarter that was not present in the fourth quarter of 2016.

•
Adjusted EBITDA was $9.7 million, or 35% of total revenue, an increase of 129% from $4.3 million, or 22% of total revenue, in the fourth quarter of 2016. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the fourth quarter was $22.3 million.

Full Year 2017 Financial Highlights

•	Total revenue was $98.0 million, an increase of 31% from $74.8 million in 2016.

•	Subscription and support revenue was $85.5 million, an increase of 30% from $65.6 million in 2016.

•	GAAP net loss was $18.7 million, an increase of 39% compared to a net loss of $13.5 million in 2016.

•
Adjusted EBITDA was $30.3 million, or 31% of total revenue, an increase of 140% from $12.6 million, or 17% of revenue, in 2016. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

“2017 was an outstanding year on all fronts,” said Jack McDonald, chairman and CEO of Upland Software. “We made four strategic and accretive acquisitions that added $48.5 million in annualized gross revenue run-rate, increased Adjusted EBITDA margins from 22% to 35% year-over-year reaching our exit 2017 goal, and continued our track record of strong product innovation and customer success,” he said. “Our pipeline of acquisitions remains robust, and we have the operating and financial resources to execute on significant revenue growth and margin expansion towards our long-term 40% Adjusted EBITDA target," he added.
Fourth Quarter and Full Year Business Highlights

•
Expanded 227 existing customer relationships, including 21 major expansions, during the fourth quarter for a total of 648 expanded customer relationships, including 68 major expansions, for the full year 2017.

•	Added 151 new customer relationships, including 19 major accounts, during the fourth quarter for a total of 525 new customer relationships, including 52 major accounts, for the full year 2017.

•	Delivered 93% annual net dollar retention rate (NDRR) as of December 31, 2017.

•	Raised our long-term Adjusted EBITDA margin target to 40%.

•	Completed four acquisitions delivering $48.5 million in aggregate annualized gross revenue run-rate. Each acquisition was accretive to Adjusted EBITDA per share, and included:

•
Expanded our Workflow Automation family by acquiring Qvidian and AccuRoute. Qvidian is a premier cloud-based RFP and proposal automation software platform serving more than 1,000 companies worldwide, while AccuRoute is one of the industry’s most powerful automation and document management platforms.

•
Expanded our Digital Engagement family by acquiring Waterfall, a leading cloud-based mobile marketing solution that allows brands to build their existing customer database and drive top-line revenue with targeted, relevant mobile content.

•	Expanded our Project and IT Management family by acquiring RightAnswers, an award-winning, cloud-based knowledge management system.

•	Completed a $42.7 million, net, follow-on public offering of common stock in June and increased our acquisition credit facility to $200 million in August.

•
Influenced by Customer Advisory Boards, Virtual User Conferences, Executive Outreach meetings, and through Upland communities, launched 15 major product feature releases in 2017 including improvements to integration, content monitoring, user experience, reporting, and administration.

•
Transitioned nine products from co-location data centers to Amazon Web Services, creating a much more scalable, secure, and cost-efficient cloud environment to support our ongoing customer growth. Remaining products will be transitioned in 2018.

Business Outlook
For the quarter ending March 31, 2018, Upland expects reported total revenue to be between $29.6 and $30.6 million, including subscription and support revenue between $26.4 and $27.2 million, for growth in recurring revenue of 48% at the mid-point over the first quarter ended March 31, 2017. First quarter 2018 Adjusted EBITDA is expected to be between $9.9 and $10.5 million, for an Adjusted EBITDA margin of 34% at the mid-point, representing growth of 87% at the mid-point over the quarter-ended March 31, 2017.

For the full year ending December 31, 2018, Upland expects reported total revenue to be between $120.4 and $124.4 million, including subscription and support revenue between $107.8 and $111.0 million, for growth in recurring revenue of 28% at the mid-point over the year ended December 31, 2017. Full year 2018 Adjusted EBITDA is expected to be between $42.0 and $44.0 million, for an Adjusted EBITDA margin of 35% at the mid-point, representing growth of 42% at the mid-point over the year ended December 31, 2017.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 8190259. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for six months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 4,000 customers and over 450,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue. Prior to the filing of this Annual Report on Form 10-K, we did not include purchase accounting adjustments for deferred revenue as a component of Adjusted EBITDA, and as such, the prior year Adjusted EBITDA amounts presented herein have been recast to reflect the inclusion of purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
855-944-7526

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue:
Subscription and support	$24,756	$17,062	$85,467	$65,552
Perpetual license	1,050	542	4,346	1,650
Total product revenue	25,806	17,604	89,813	67,202
Professional services	2,041	1,770	8,139	7,565
Total revenue	27,847	19,374	97,952	74,767
Cost of revenue:
Subscription and support	8,148	6,127	28,454	22,734
Professional services	1,355	1,056	5,193	4,831
Total cost of revenue	9,503	7,183	33,647	27,565
Gross profit	18,344	12,191	64,305	47,202
Operating expenses:
Sales and marketing	3,791	3,041	15,307	12,160
Research and development	4,223	3,218	15,795	14,919
Refundable Canadian tax credits	(118)	(173)	(542)	(513)
General and administrative	5,727	4,946	23,291	18,286
Depreciation and amortization	2,387	1,021	6,498	5,291
Acquisition-related expenses	4,724	728	15,092	5,583
Total operating expenses	20,734	12,781	75,441	55,726
Loss from operations	(2,390)	(590)	(11,136)	(8,524)
Other expense:
Interest expense, net	(2,210)	(849)	(6,582)	(2,781)
Other expense, net	549	427	289	(678)
Total other expense	(1,661)	(422)	(6,293)	(3,459)
Loss before provision for income taxes	(4,051)	(1,012)	(17,429)	(11,983)
Provision for income taxes	257	(961)	(1,296)	(1,530)
Net loss	$(3,794)	$(1,973)	$(18,725)	$(13,513)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.19)	$(0.12)	$(1.02)	$(0.82)
Weighted-average common shares outstanding, basic and diluted	19,514,893	16,871,250	18,411,247	16,472,799

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,326	$28,758
Accounts receivable, net of allowance	26,504	15,254
Prepaid and other	2,856	3,287
Total current assets	51,686	47,299
Canadian tax credits receivable	1,196	978
Property and equipment, net	2,927	4,356
Intangible assets, net	70,043	28,512
Goodwill	154,607	69,097
Other assets	800	346
Total assets	$281,259	$150,588
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,887	$1,268
Accrued compensation	5,157	2,541
Accrued expenses and other	12,148	5,505
Deferred revenue	43,807	23,552
Due to sellers	7,839	4,642
Current maturities of notes payable	2,301	2,190
Total current liabilities	75,139	39,698
Commitments and contingencies
Canadian tax credit liability to sellers	—	361
Notes payable, less current maturities	108,843	45,739
Deferred revenue	1,570	247
Noncurrent deferred tax liability, net	3,262	3,404
Other long-term liabilities	1,030	2,126
Total liabilities	189,844	91,575
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	174,944	124,566
Accumulated other comprehensive loss	(2,403)	(3,152)
Accumulated deficit	(81,128)	(62,403)
Total stockholders’ equity	91,415	59,013
Total liabilities and stockholders’ equity	$281,259	$150,588

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2017	2016
	(unaudited)
Operating activities
Net loss	$(18,725)	$(13,513)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,914	9,794
Deferred income taxes	(262)	529
Foreign currency re-measurement (gain) loss	(382)	(64)
Non-cash interest and other expense	592	327
Non-cash stock compensation expense	9,977	4,333
Loss on disposal of business	—	746
Non-cash loss on retirement of fixed assets	(19)	276
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(4,710)	(361)
Prepaids and other	1,555	648
Accounts payable	1,254	(1,453)
Accrued expenses and other liabilities	3,715	413
Deferred revenue	2,807	2,200
Net cash provided by (used in) operating activities	7,716	3,875
Investing activities
Purchase of property and equipment	(396)	(670)
Purchase of customer relationships	(55)	(408)
Purchase business combinations, net of cash acquired	(110,324)	(12,151)
Net cash used in investing activities	(110,775)	(13,229)
Financing activities
Payments on capital leases	(1,497)	(1,683)
Proceeds from notes payable, net of issuance costs	74,538	30,992
Payments on notes payable	(11,912)	(7,190)
Taxes paid related to net share settlement of equity awards	(3,387)	(726)
Issuance of common stock, net of issuance costs	43,797	211
Additional consideration paid to sellers of businesses	(5,361)	(2,079)
Net cash provided by (used in) financing activities	96,178	19,525
Effect of exchange rate fluctuations on cash	449	114
Change in cash and cash equivalents	(6,432)	10,285
Cash and cash equivalents, beginning of period	28,758	18,473
Cash and cash equivalents, end of period	$22,326	$28,758
Supplemental disclosures of cash flow information:
Cash paid for interest	$6,012	$2,455
Cash paid for taxes	$1,782	$488
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$50	$1,293
Issuance of common stock in business combination	$—	$8,300

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(3,794)	$(1,973)	$(18,725)	$(13,513)
Add:
Depreciation and amortization expense	3,802	2,295	11,914	9,794
Interest expense, net	2,210	849	6,582	2,781
Other expense (income), net	(549)	(427)	(289)	678
Provision for income taxes	(257)	961	1,296	1,530
Stock-based compensation expense	2,173	1,669	9,977	4,333
Acquisition-related expense	4,724	728	15,092	5,583
Non-recurring litigation costs	—	—	—	25
Purchase accounting deferred revenue discount	1,437	160	4,469	1,405
Adjusted EBITDA	$9,746	$4,262	$30,316	$12,616

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(3,794)	$(1,973)	$(18,725)	$(13,513)
Add:
Stock-based compensation expense	2,173	1,669	9,977	4,333
Amortization of purchased intangibles	3,013	1,478	9,298	7,107
Amortization of debt discount	176	131	592	327
Acquisition-related expense	4,724	728	15,092	5,583
Nonrecurring litigation expense	—	—	—	25
Purchase accounting deferred revenue discount	1,437	160	4,469	1,405
Tax effect of adjustments above	(82)	(79)	(324)	(319)
Non-GAAP net income (loss)	$7,647	$2,114	$20,379	$4,948

Weighted average ordinary shares outstanding, basic	19,514,893	16,871,250	18,411,247	16,472,799
Weighted average ordinary shares outstanding, diluted	20,668,840	17,457,565	14,841,316	16,892,549
Non-GAAP earnings per share, basic	$0.39	$0.13	$1.11	$0.30
Non-GAAP earnings per share, diluted	$0.37	$0.12	$1.37	$0.29

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Stock-based compensation:
Cost of revenue	$159	$16	$436	$44
Research and development	236	124	796	204
Sales and marketing	83	39	232	105
General and administrative	1,695	1,490	8,513	3,980
Total	$2,173	$1,669	$9,977	$4,333

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Depreciation:
Cost of revenue	$442	$648	$1,904	$2,030
Operating expense	347	169	712	657
Total	$789	$817	$2,616	$2,687

Amortization:
Cost of revenue	$973	$626	$3,512	$2,473
Operating expense	2,040	852	5,786	4,634
Total	$3,013	$1,478	$9,298	$7,107